UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 18, 2005

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As reported on a Current Report on Form 8-K filed on July 28, 2005, on July 25, 2005, Danaher Corporation, a Delaware corporation (“Danaher”), Edelweiss Holdings ApS, a Danish corporation and an indirect, wholly-owned subsidiary of Danaher (“Offeror”), and Leica Geosystems Holdings AG, a Swiss corporation (“Leica Geosystems”), entered into a transaction agreement (the “Transaction Agreement”) by which Offeror agreed to commence a cash tender offer for all of the outstanding shares of common stock of Leica Geosystems. On July 28, 2005, Offeror commenced a cash tender offer for all of the outstanding shares of common stock of Leica Geosystems for a purchase price of CHF500 per share. On August 18, 2005, the parties executed a termination agreement (the “Termination Agreement”) by which they mutually agreed to terminate the Transaction Agreement. Following the termination of the Transaction Agreement, Offeror’s offer remains open for acceptance.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 19, 2005, Danaher issued a press release commenting on Leica Geosystem’s press release of the same date and determination to adopt a neutral position as between Danaher’s offer and the offer of a competing bidder. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed herewith:

2.1	Termination Agreement, dated as of August 18, 2005

99.1	Press release – “Danaher Comments on Leica Geosystems’ Press Release and Announcement of Neutrality.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: August 22, 2005

EXHIBIT INDEX

Exhibit No.	Document
2.1	Termination Agreement, dated as of August 18, 2005

99.1	Press release – “Danaher Comments on Leica Geosystems’ Press Release and Announcement of Neutrality.”